Exhibit 99.2

SUPPLEMENTAL OPERATING AND FINANCIAL DATA

SEPTEMBER 30, 2011

BioMed Realty Trust, Inc.	Corporate Communications Contact	www.biomedrealty.com
17190 Bernardo Center Drive	Rick Howe	(858) 485-9840 phone
San Diego, CA 92128	Director, Corporate Communications	(858) 485-9843 fax
richard.howe@biomedrealty.com

TABLE OF CONTENTS

SEPTEMBER 30, 2011

	Page		Page
Third Quarter Highlights	3	Debt Maturities	18
Investor Information	4	Common and Preferred Stock Data	19
Equity Research Coverage	5	Market Summary	20
Financial and Operating Highlights	6	Property Listing - Consolidated Portfolio	21-22
Capitalization Summary	7	Redevelopment and Development	23
Portfolio Summary	8	Property Listing - Unconsolidated Partnerships	24
Consolidated Balance Sheets	9	Lease Expirations	25
Consolidated Statements of Income	10	Expirations by Market	26
FFO	11	10 Largest Tenants	27
AFFO	12	Same Property Analysis	28
Reconciliation of EBITDA	13	Acquisitions	29
Reconciliation of Net Operating Income	14	Leasing Activity	30
Interest Expense	15	Tenant Improvements and Leasing Commissions	31
Coverage Ratios	16	Non-GAAP Financial Measure Definitions	32
Debt Summary	17	Definitions	33

This Supplemental Operating and Financial Data package contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); adverse economic or real estate developments in the life science industry or the company’s target markets; reductions in asset valuations and related impairment charges; risks associated with the availability and terms of financing, the use of debt to fund acquisitions and developments, and the ability to refinance indebtedness as it comes due; failure to maintain the company’s investment grade credit ratings with the ratings agencies; failure to manage effectively the company’s growth and expansion into new markets, or to complete or integrate acquisitions and developments successfully; risks and uncertainties affecting property development and construction; risks associated with downturns in the national and local economies, increases in interest rates, and volatility in the securities markets; potential liability for uninsured losses and environmental contamination; risks associated with the company’s potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with the company’s dependence on key personnel whose continued service is not guaranteed. For a further list and description of such risks and uncertainties, see the reports filed by the company with the Securities and Exchange Commission, including the company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

All dollar amounts shown in this report are unaudited.

This Supplemental Operating and Financial Data package is not an offer to sell or solicitation to buy securities of BioMed Realty Trust, Inc. Any offers to sell or solicitations to buy securities of BioMed Realty Trust, Inc. shall be made only by means of a prospectus approved for that purpose.

THIRD QUARTER HIGHLIGHTS

SEPTEMBER 30, 2011

Generated record total revenues for the fourth consecutive quarter of $115.0 million, up 20.1% from $95.7 million in the same period in 2010. Rental revenues for the quarter increased by 14.9% to $83.8 million from $73.0 million in the same period in 2010, also the highest in the company’s history for the fourth consecutive quarter.

Executed 19 leasing transactions representing approximately 327,000 square feet, comprising eleven new leases totaling approximately 232,500 square feet and eight lease renewals totaling approximately 94,500 square feet, including:

•

a new 104,743 square foot lease with Meso Scale Diagnostics, LLC at the company’s 1701 Research Boulevard property in Rockville, Maryland, resulting in the property being fully leased less than six months after its acquisition by the company;

•	a new 39,954 square foot pre-lease with Regeneron Pharmaceuticals, Inc. at the Landmark at Eastview in Tarrytown, New York;

•

a new 32,784 square foot lease with BIND Biosciences, Inc. at the company’s Vassar Street property in Cambridge, Massachusetts, bringing the property to 100% leased within twelve months of initiating full redevelopment;

•	a new 27,239 square foot lease with Intrexon Corporation at the company’s Industrial Road property in the San Francisco Bay Area;

•	a 50,000 square foot lease extension to 2022 with Federal Express Corporation at the company’s Gateway Business Park property in San Francisco; and

•	a 20,608 square foot lease extension to 2017 with Vertex Pharmaceuticals Inc. at the company’s 21 Erie Street property in Cambridge, Massachusetts.

•	The current operating portfolio was approximately 90.8% leased at quarter end, on a weighted average basis.

Increased same property net operating income on a cash basis for the quarter by 5.7% and increased the same property leased percentage by 340 basis points as compared to the same period in 2010.

Completed early delivery of Gazelle Court, a 176,000 square foot build-to-suit research facility for Isis Pharmaceuticals, Inc. in Carlsbad, California.

Entered into a new, expanded $750 million unsecured revolving credit facility, replacing the previous unsecured revolving credit facility.

Opportunistically repurchased 1,280,000 shares of the company’s Series A preferred stock for approximately $31.1 million, or $24.30 per share, net of accrued dividends.

Extended the maturity date to August 2013 for the construction loan secured by the 650 East Kendall Street property, which is owned through the company’s joint venture with a fund managed by Prudential Real Estate Investors (PREI®).

Increased funds from operations (FFO) for the quarter to $43.8 million ($0.30 per diluted share), as compared to $35.2 million ($0.28 per diluted share) in the third quarter of 2010, an increase of 7.1% per diluted share.

Increased adjusted funds from operations (AFFO) for the quarter to $42.5 million ($0.29 per diluted share), as compared to $30.3 million ($0.24 per diluted share) in the third quarter of 2010, an increase of 20.8% per diluted share.

Reported net income available to stockholders for the quarter of $4.8 million ($0.03 per diluted share), as compared to $4.8 million ($0.04 per diluted share) for the same period in 2010.

Introduced initial 2012 FFO guidance of $1.23 to $1.33, representing an 8.5% increase at the mid-point versus the current mid-point of 2011 FFO guidance.

About BioMed Realty Trust, Inc.

BioMed Realty Trust, Inc. is a real estate investment trust (REIT) focused on Providing Real Estate to the Life Science Industry®. The company’s tenants primarily include biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry. BioMed owns or has interests in properties comprising approximately 12.4 million rentable square feet. The company’s properties are located predominantly in the major U.S. life science markets of Boston, San Francisco, Maryland, San Diego, New York/New Jersey, Pennsylvania and Seattle, which have well-established reputations as centers for scientific research. Additional information is available at www.biomedrealty.com.

INVESTOR INFORMATION

SEPTEMBER 30, 2011

Company Information

Corporate Headquarters	Trading Symbols	Transfer Agent	Stock Exchange Listing
17190 Bernardo Center Drive San Diego, CA 92128 (858) 485-9840 (858) 485-9843 (fax)	BMR BMR PrA	BNY Mellon Shareowner Services 480 Washington Boulevard Jersey City, NJ 07310-1900 (877) 296-3711	New York Stock Exchange

Please visit our corporate website at:	www.biomedrealty.com

Board of Directors	Senior Management

Alan D. Gold Chairman Barbara R. Cambon Edward A. Dennis, Ph.D. Richard I. Gilchrist Gary A. Kreitzer Theodore D. Roth M. Faye Wilson

Alan D. Gold

Chairman and Chief Executive Officer

R. Kent Griffin, Jr.

President and Chief Operating Officer

Gary A. Kreitzer

Executive Vice President, General Counsel and Director

Matthew G. McDevitt

Executive Vice President, Real Estate

Greg N. Lubushkin

Chief Financial Officer

Karen A. Sztraicher

Senior Vice President,

Asset Management

John P. Bonanno

Senior Vice President, Leasing & Development

Jonathan P. Klassen

Vice President, Assistant General Counsel and Secretary

Kevin M. Simonsen

Vice President,

Real Estate Counsel

Bruce D. Steel Managing Director, BioMed Ventures Stephen A. Willey Vice President, Chief Accounting Officer Janice L. Kameir Vice President, Human Resources Robert M. Sistek Vice President, Finance

Tentative Schedule for Quarterly Results

Fourth Quarter 2011	February 8, 2012

First Quarter 2012	May 2, 2012

Second Quarter 2012	August 1, 2012

Third Quarter 2012	October 31, 2012

EQUITY RESEARCH COVERAGE

SEPTEMBER 30, 2011

BMO Capital Markets	Richard C. Anderson / Mark Lutenski	(212) 885-4180 / (212) 885-4197	richard.anderson@bmo.com / mark.lutenski@bmo.com

Cowen & Company	James Sullivan / Michael Gorman	(646) 562-1380 / (646) 562-1381	james.sullivan@cowen.com / michael.gorman@cowen.com

Credit Suisse	Andrew Rosivach / Suzanne Kim	(415) 249-7942 / (415) 249-7943	andrew.rosivach@credit-suisse.com / suzanne.kim@credit-suisse.com

Green Street Advisors	John Stewart / John Hornbeak	(949) 640-8780	jstewart@greenst.com / jhornbeak@greenst.com

Jefferies & Co.	Omotayo Okusanya / Steven Benyik	(212) 336-7076 / (212) 707-6348	tokusanya@jefferies.com / sbenyik@jefferies.com

KeyBanc Capital Markets	Jordan Sadler / Craig Mailman	(917) 368-2280 / (917) 368-2316	jsadler@keybanccm.com / cmailman@keybanccm.com

Macquarie Capital (USA)	Rob Stevenson / Nicholas Yulico	(212) 231-8068 / (212) 231-8028	rob.stevenson@macquarie.com / nicholas.yulico@macquarie.com

Morgan Stanley	Paul Morgan / Chris Caton	(415) 576-2627 / (415) 576-2637	paul.b.morgan@morganstanley.com / chris.caton@morganstanley.com

Raymond James	Paul D. Puryear / William A. Crow	(727) 567-2253 / (727) 567-5294	paul.puryear@raymondjames.com / bill.crow@raymondjames.com

RBC Capital Markets	David Rodgers / Mike Carroll	(440) 715-2647 / (440) 715-2649	dave.rodgers@rbccm.com / michael.carroll@rbccm.com

Robert W. Baird & Co.	David Aubuchon / Justin Pelham-Webb	(314) 863-4235 / (314) 863-6413	daubuchon@rwbaird.com / jpelham-webb@rwbaird.com

Stifel, Nicolaus & Company, Inc.	John W. Guinee / Erin Aslakson	(443) 224-1307 / (443) 224-1350	jwguinee@stifel.com / aslaksone@stifel.com

UBS Securities	Ross T. Nussbaum	(212) 713-4760	ross.nussbaum@ubs.com

Wells Fargo Securities	Brendan Maiorana / Young Ku	(443) 263-6516 / (443) 263-6564	brendan.maiorana@wachovia.com / young.ku@wachovia.com

FINANCIAL AND OPERATING HIGHLIGHTS

SEPTEMBER 30, 2011

(In thousands, except per share and ratio amounts)

	Three Months Ended
	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10
Selected Operating Data
Total revenues	$114,986	$106,798	$105,545	$105,036	$95,733
EBITDA (1)	65,601	64,441	62,247	63,491	55,587
Adjusted EBITDA (1)	73,575	69,575	66,595	67,910	59,932
Net operating income - cash basis (2)	72,628	71,944	72,383	70,091	59,921
General and administrative expense	7,682	6,694	7,421	6,379	6,805
Acquisition related expenses	136	334	320	665	420
Interest expense	22,958	23,457	21,316	21,526	21,589
Capitalized interest	1,996	1,817	1,494	1,305	1,191
Operating margin (3)	69.2%	70.4%	70.2%	70.1%	69.3%
General and administrative expense / Total revenues	6.7%	6.3%	7.0%	6.1%	7.1%
Net income available to common stockholders	4,765	3,638	5,530	8,521	4,832
Net income per share - diluted	$0.03	$0.03	$0.04	$0.06	$0.04
FFO - diluted (4)	43,778	42,114	42,073	43,581	35,220
FFO per share - diluted (4)	$0.30	$0.29	$0.29	$0.30	$0.28
AFFO (4)	42,547	38,277	42,977	40,609	30,332
AFFO per share - diluted (4)	$0.29	$0.27	$0.30	$0.28	$0.24
Dividend per share - common stock	$0.20	$0.20	$0.20	$0.17	$0.17
FFO payout ratio (5)	66.7%	69.0%	69.0%	56.7%	60.7%
AFFO payout ratio (5)	69.0%	74.1%	66.7%	60.7%	70.8%

(1)	For definitions and discussion of EBITDA and adjusted EBITDA, see page 32. For a quantitative reconciliation of the differences between adjusted EBITDA, EBITDA and net income available to common stockholders, see page 13.
(2)	For definitions and discussion of net operating income - cash basis, see page 14.
(3)	See page 14 for detail.
(4)	For definitions and discussion of FFO and AFFO, see page 32. For a quantitative reconciliation of the differences between FFO, AFFO and net income available to common stockholders, see pages 11 and 12.
(5)	See page 11 for detail of the FFO payout ratio and page 12 for detail of the AFFO payout ratio.

CAPITALIZATION SUMMARY

SEPTEMBER 30, 2011

(In thousands, except per share and ratio amounts)

		9/30/11	6/30/11	3/31/11	12/31/10	9/30/10
Capitalization:
Total common shares outstanding		131,265	131,260	131,240	131,047	130,831
Total units outstanding (1)		2,980	2,980	2,989	3,001	3,001

Total common shares and units outstanding		134,245	134,240	134,229	134,048	133,832
Common share price at quarter end		$16.57	$19.24	$19.02	$18.65	$17.92

Equity value at quarter end		$2,224,441	$2,582,770	$2,553,027	$2,499,990	$2,398,274
Preferred stock at liquidation value		198,000	230,000	230,000	230,000	230,000
Consolidated debt		1,665,661	1,590,049	1,525,825	1,494,567	1,120,820

Total capitalization		$4,088,102	$4,402,819	$4,308,852	$4,224,557	$3,749,094

Debt / Total assets		41.3%	39.8%	38.5%	37.7%	31.4%
Debt / Total capitalization		40.7%	36.1%	35.4%	35.4%	29.9%

Coverage ratios (2):
Debt / Adjusted EBITDA		5.7	5.7	5.7	5.5	4.7
Interest coverage		3.5	3.3	3.4	3.5	3.1
Fixed charge coverage		2.8	2.5	2.6	2.7	2.3

Total consolidated debt:
Secured debt / Total assets		15.0%	15.6%	15.9%	16.6%	18.5%
Floating rate debt / Total debt		13.0%	7.6%	3.3%	26.3%	1.3%
Unencumbered real estate / Total real estate		69.9%	69.0%	68.1%	66.7%	63.0%
Unencumbered CABR / Total CABR (3)		71.4%	70.5%	69.4%	68.7%	64.8%
Unsecured line of credit capacity		$526,100	$591,000	$661,200	$319,750	$698,150

Bond covenants (4):	Requirements
Total outstanding debt / Total assets	Must be < 60%	38.5%	37.4%	36.5%	36.1%	29.7%
Secured debt / Total assets	Must be < 40%	13.9%	14.6%	15.0%	15.8%	17.4%
Consolidated income available for debt service / Annual debt service charge	Must be > 1.5X	2.9	2.8	2.7	3.1	2.6
Unencumbered assets / Unsecured debt - Notes due 2020	Must be > 150%	293%	312%	327%	339%	536%
Unencumbered assets / Unsecured debt - Notes due 2016	Must be > 150%	287%	307%	321%	—	—

(1)	Includes both operating partnership (OP) and long term incentive plan (LTIP) units outstanding.
(2)	For discussion of coverage ratios, see page 32. See page 16 for the calculation of interest and fixed charge coverage ratios. See page 13 for calculation of Adjusted EBITDA.
(3)	For discussion of current annualized base rent (CABR), see page 20.
(4)	Calculated in accordance with the covenants contained in the indenture that governs the terms of the Company’s unsecured senior notes due 2020 and supplemental and base indentures that govern the terms of the Company’s unsecured senior notes due 2016, which are included as exhibits to the Company’s Forms 8-K filed with the SEC on April 30, 2010 and March 31, 2011, respectively. The covenants for the unsecured senior notes due 2020 and unsecured senior notes due 2016 are identical, except that the unencumbered total asset value definition for the unsecured senior notes due 2020 includes investments in unconsolidated partnerships accounted for under the equity method of accounting, whereas the unencumbered total asset value definition for the unsecured senior notes due 2016 excludes such investments in unconsolidated partnerships.

PORTFOLIO SUMMARY

SEPTEMBER 30, 2011

	Gross Book Value	Buildings	Rentable Square Feet	Weighted Average Leased % (1)
	(In thousands)
Stabilized (2)	$2,822,146	92	6,920,197	99.3%
Lease up (2)	642,639	32	2,631,489	53.5%

Current operating portfolio	3,464,785	124	9,551,686	90.8%
Long - term lease up (3)	309,062	10	1,389,517	42.9%

Total operating portfolio	$3,773,847	134	10,941,203	86.9%

	Gross Book Value	Buildings	Rentable Square Feet	Weighted Average Leased % (1)
	(In thousands)
Redevelopment (4)	$49,432	9	357,817	55.5%
Unconsolidated partnership portfolio (5)	67,383	7	954,558	53.7%
Development potential (4)	176,233	—	3,667,000	—

Total portfolio	$4,066,895	150	15,920,578

(1)	Calculated based on gross book value for each asset multiplied by the percentage leased.
(2)	See pages 21-22 for detail of consolidated portfolio and page 33 for definitions of terms.
(3)	Includes Pacific Research Center properties comprising Pacific Industrial Center, Pacific Research Center North and Pacific Research Center South.
(4)	See page 23 for detail of the consolidated portfolio and page 33 for definitions of terms.
(5)	See page 24 for detail of the unconsolidated partnership portfolio.

CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2011

(In thousands)

	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10
Assets
Investments in real estate, net	$3,576,304	$3,584,259	$3,538,560	$3,536,114	$3,207,957
Investments in unconsolidated partnerships	67,383	55,313	56,287	57,265	58,565
Cash and cash equivalents	16,351	12,033	19,351	21,467	20,687
Restricted cash	6,330	6,614	6,687	9,971	12,384
Accounts receivable, net	7,542	2,486	7,358	5,874	7,333
Accrued straight-line rents, net	123,564	116,896	110,981	106,905	102,567
Acquired above-market leases, net	24,015	26,340	28,069	30,566	3,796
Deferred leasing costs, net	116,811	123,299	121,658	125,060	88,828
Deferred loan costs, net	17,254	12,325	13,473	11,499	12,394
Other assets	73,475	53,285	56,656	55,033	58,042

Total assets	$4,029,029	$3,992,850	$3,959,080	$3,959,754	$3,572,553

Liabilities and Equity
Liabilities:
Mortgage notes payable, net	$603,406	$623,121	$629,640	$657,922	$662,522
Exchangeable senior notes, net	199,800	199,706	199,613	199,522	199,432
Unsecured senior notes, net	645,412	645,246	645,081	247,571	247,523
Unsecured line of credit	216,100	121,200	51,000	392,450	14,050
Security deposits	12,397	11,571	11,585	11,749	10,883
Dividends and distributions payable	30,500	31,089	31,086	27,029	26,992
Accounts payable, accrued expenses and other liabilities	86,658	79,274	88,116	98,826	75,319
Derivative instruments	—	580	2,231	3,826	5,453
Acquired below-market leases, net	6,853	7,201	7,565	7,963	8,031

Total liabilities	1,801,126	1,718,988	1,665,917	1,646,858	1,250,205
Equity:
Stockholders’ equity:
Preferred stock	191,469	222,413	222,413	222,413	222,413
Common stock	1,313	1,313	1,312	1,310	1,308
Additional paid-in capital	2,373,652	2,371,762	2,369,922	2,371,488	2,369,952
Accumulated other comprehensive loss	(61,912)	(66,880)	(68,908)	(70,857)	(73,840)
Dividends in excess of earnings	(285,996)	(264,507)	(241,894)	(221,176)	(207,419)

Total stockholders’ equity	2,218,526	2,264,101	2,282,845	2,303,178	2,312,414
Noncontrolling interests	9,377	9,761	10,318	9,718	9,934

Total equity	2,227,903	2,273,862	2,293,163	2,312,896	2,322,348

Total liabilities and equity	$4,029,029	$3,992,850	$3,959,080	$3,959,754	$3,572,553

CONSOLIDATED STATEMENTS OF INCOME

SEPTEMBER 30, 2011

(In thousands, except share and per share data)

	Three Months Ended
	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10
Revenues:
Rental	$83,825	$81,436	$80,217	$79,157	$72,971
Tenant recoveries	26,674	24,821	24,581	23,580	22,723
Other income	4,487	541	747	2,299	39

Total revenues	114,986	106,798	105,545	105,036	95,733

Expenses:
Rental operations	23,172	21,162	20,517	20,935	19,998
Real estate taxes	10,883	10,338	10,681	9,745	9,408
Depreciation and amortization	36,295	35,788	33,835	32,196	27,774
General and administrative	7,682	6,694	7,421	6,379	6,805
Acquisition related expenses	136	334	320	665	420

Total expenses	78,168	74,316	72,774	69,920	64,405

Income from operations	36,818	32,482	32,771	35,116	31,328
Equity in net loss of unconsolidated partnerships	(735)	(466)	(648)	(958)	(308)
Interest income	71	79	125	46	55
Interest expense	(22,958)	(23,457)	(21,316)	(21,526)	(21,589)
Other expense	(3,802)	(825)	—	—	—
Gain/(loss) on derivative instruments	64	383	(1,011)	181	(287)
(Loss)/gain on extinguishment of debt	(521)	(249)	(43)	81	(22)

Net income	8,937	7,947	9,878	12,940	9,177
Net income attributable to noncontrolling interests	(106)	(68)	(107)	(178)	(104)

Net income attributable to the Company	8,831	7,879	9,771	12,762	9,073
Preferred stock dividends	(3,901)	(4,241)	(4,241)	(4,241)	(4,241)
Cost on redemption of preferred stock	(165)	—	—	—	—

Net income available to common stockholders	$4,765	$3,638	$5,530	$8,521	$4,832

Net income per share available to common stockholders:
Basic and diluted earnings per share	$0.03	$0.03	$0.04	$0.06	$0.04

Weighted-average common shares outstanding:
Basic	129,872,349	129,858,098	129,771,733	129,599,798	112,910,694

Diluted	132,852,328	132,840,932	132,764,842	132,601,048	115,911,944

FFO (1)

SEPTEMBER 30, 2011

(In thousands, except share, per share and ratio amounts)

	Three Months Ended
	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10
Reconciliation of net income available to common stockholders to funds from operations (FFO):
Net income available to common stockholders	$4,765	$3,638	$5,530	$8,521	$4,832
Adjustments:
Noncontrolling interests in operating partnership	111	82	125	188	122
Depreciation & amortization - unconsolidated partnerships	945	944	921	1,014	835
Depreciation & amortization - consolidated entities	36,295	35,788	33,835	32,196	27,774
Depreciation & amortization - allocable to noncontrolling interests of consolidated joint ventures	(26)	(26)	(26)	(26)	(24)

FFO - basic	$42,090	$40,426	$40,385	$41,893	$33,539
Interest expense - exchangeable senior notes due 2030 (2)	1,688	1,688	1,688	1,688	1,681

FFO - diluted	$43,778	$42,114	$42,073	$43,581	$35,220

FFO per share - basic	$0.31	$0.30	$0.30	$0.31	$0.29

FFO per share - diluted (2)	$0.30	$0.29	$0.29	$0.30	$0.28

Dividends and distributions declared per common share	$0.20	$0.20	$0.20	$0.17	$0.17

FFO payout ratio	66.7%	69.0%	69.0%	56.7%	60.7%

Weighted-average common shares and units outstanding diluted (3)	134,242,201	134,236,306	134,253,266	133,905,635	117,139,883
Dilutive effect of exchangeable senior notes due 2030 (2)	10,017,858	10,017,858	9,914,076	9,914,076	9,914,076

Weighted-average common shares and units outstanding diluted - FFO	144,260,059	144,254,164	144,167,342	143,819,711	127,053,959

(1)	For definitions and discussion of FFO see page 32.
(2)	The calculation of FFO per share diluted includes the assumed issuance of common stock pursuant to the exchange provision of the exchangeable senior notes due 2030, which is dilutive based on the “if converted” method for all periods presented since the original issuance in January 2010. Under the if converted method, if the add back of interest charges relating to the exchangeable senior notes due 2030 divided by the corresponding number of common shares issuable upon exchange is dilutive, the potentially issuable shares are included in the calculation of FFO per diluted share.
(3)	The three months ended September 30, 2011, June 30, 2011, March 31, 2011, December 31, 2010 and September 30, 2010 include 1,389,873, 1,395,374, 1,488,424, 1,304,587 and 1,227,939 shares of unvested restricted stock, respectively, which are considered anti-dilutive for purposes of calculating diluted earnings per share.

AFFO (1)

SEPTEMBER 30, 2011

(In thousands, except per share and ratio amounts)

	Three Months Ended
	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10
Reconciliation of FFO to adjusted funds from operations (AFFO):
FFO - diluted	$43,778	$42,114	$42,073	$43,581	$35,220
Adjustments:
Recurring capital expenditures and tenant improvements (2)	(4,114)	(4,520)	(2,045)	(2,867)	(3,208)
Leasing commissions	(1,096)	(1,140)	(889)	(887)	(873)
Loss/(gain) on extinguishment of debt	170	(112)	(398)	(81)	22
(Gain)/loss on derivative instruments	(64)	(383)	1,011	(181)	287
Non-cash adjustment for marketable securities	3,802	825	—	—	—
Amortization of deferred interest costs	1,754	1,760	1,765	1,771	1,776
Amortization of deferred loan costs	1,125	1,153	1,058	1,080	1,039
Amortization of fair-value of debt acquired	(428)	(427)	(497)	(522)	(476)
Amortization of debt discounts	260	259	141	137	179
Amortization of lease incentives	577	553	518	587	587
Depreciation included in general and administrative expense	435	392	386	376	363
Non-cash equity compensation	1,898	1,785	1,871	1,673	1,802
Cost on redemption of preferred stock	165	—	—	—	—
Straight line rents	(7,633)	(5,948)	(4,159)	(5,629)	(6,113)
Share of unconsolidated partnership adjustments (3)	(58)	(9)	42	146	423
Fair-value lease revenue	1,976	1,975	2,100	1,425	(696)

AFFO	$42,547	$38,277	$42,977	$40,609	$30,332

AFFO per share - diluted	$0.29	$0.27	$0.30	$0.28	$0.24

Dividends and distributions declared per common share	$0.20	$0.20	$0.20	$0.17	$0.17

AFFO payout ratio	69.0%	74.1%	66.7%	60.7%	70.8%

(1)	For definitions and discussion of AFFO see page 32.
(2)	Excludes value-enhancing / first generation capital expenditures and tenant improvements.
(3)	Share of unconsolidated partnership adjustments includes the Company’s share of amortization of deferred loan costs, lease incentives, straight line rents, and fair-value lease revenue.

RECONCILIATION OF EBITDA (1)

SEPTEMBER 30, 2011

(In thousands)

	Three Months Ended
	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10
Reconciliation of net income available to common stockholders to earnings before interest, taxes, depreciation and amortization (EBITDA):
Net income available to common stockholders	$4,765	$3,638	$5,530	$8,521	$4,832
Interest expense	22,958	23,457	21,316	21,526	21,589
Interest expense - unconsolidated partnerships	638	614	645	234	557
Depreciation & amortization - consolidated entities	36,295	35,788	33,835	32,196	27,774
Depreciation & amortization - unconsolidated partnerships	945	944	921	1,014	835

EBITDA	65,601	64,441	62,247	63,491	55,587
Noncontrolling interests	106	68	107	178	104
Preferred dividends	3,901	4,241	4,241	4,241	4,241
Cost on redemption of preferred stock	165	—	—	—	—
Non-cash adjustment for marketable securities	3,802	825	—	—	—

Adjusted EBITDA	$73,575	$69,575	$66,595	$67,910	$59,932

(1)	For definitions and discussion of EBITDA and Adjusted EBITDA, see page 32.

RECONCILIATION OF NET OPERATING INCOME (1)

SEPTEMBER 30, 2011

(In thousands, except ratio amounts)

	Three Months Ended
	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10
Net income	$8,937	$7,947	$9,878	$12,940	$9,177
Equity in net loss of unconsolidated partnerships	735	466	648	958	308
Interest expense	22,958	23,457	21,316	21,526	21,589
Interest income	(71)	(79)	(125)	(46)	(55)
Other expense	3,802	825	—	—	—
(Gain)/loss on derivative instruments	(64)	(383)	1,011	(181)	287
Loss/(gain) on extinguishment of debt	521	249	43	(81)	22

Income from operations	36,818	32,482	32,771	35,116	31,328
Depreciation and amortization	36,295	35,788	33,835	32,196	27,774
General and administrative	7,682	6,694	7,421	6,379	6,805
Acquisition related expenses	136	334	320	665	420

Consolidated net operating income	$80,931	$75,298	$74,347	$74,356	$66,327

Revenues:
Rental	$83,825	$81,436	$80,217	$79,157	$72,971
Tenant recoveries	26,674	24,821	24,581	23,580	22,723
Other income (2)	4,487	541	747	2,299	39

Total revenues	114,986	106,798	105,545	105,036	95,733
Expenses:
Rental operations	23,172	21,162	20,517	20,935	19,998
Real estate taxes	10,883	10,338	10,681	9,745	9,408

Total operating expenses	34,055	31,500	31,198	30,680	29,406

Consolidated net operating income	$80,931	$75,298	$74,347	$74,356	$66,327

Consolidated net operating income - cash basis (3)	$72,628	$71,944	$72,383	$70,091	$59,921

Operating margin (4)	69.2%	70.4%	70.2%	70.1%	69.3%
Operating expense recovery (5)	78.3%	78.8%	78.8%	76.9%	77.3%

(1)	For a definition and discussion of net operating income, see page 32.
(2)	Includes lease termination income.
(3)	Consolidated net operating income - cash basis is calculated as (consolidated net operating income - straight line rents - fair value lease revenue - lease incentive revenue - bad debt expense - other income).
(4)	Operating margin is calculated as ((rental revenues + tenant recovery revenues - rental operations - real estate taxes) / (rental revenues + tenant recovery revenues)).
(5)	Operating expense recovery is calculated as (tenant recovery revenues / (rental operations + real estate taxes)).

INTEREST EXPENSE

SEPTEMBER 30, 2011

(In thousands)

	Three Months Ended
	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10
Mortgage notes payable	$10,776	$11,130	$11,377	$11,829	$11,838
Exchangeable senior notes	1,910	1,910	1,911	1,911	1,915
Unsecured senior notes	7,678	7,635	3,914	3,827	3,829
Unsecured line of credit	1,435	558	1,496	1,101	1,004
Derivative instruments	444	1,296	1,645	1,697	1,676

Interest expense - cash basis	$22,243	$22,529	$20,343	$20,365	$20,262

Non cash interest expense
Amortization of fair - value of debt acquired	(428)	(427)	(497)	(522)	(476)
Amortization of debt discounts	260	259	141	137	179
Amortization of deferred loan costs	1,125	1,153	1,058	1,080	1,039
Amortization of deferred interest costs	1,754	1,760	1,765	1,771	1,776
Capitalized interest	(1,996)	(1,817)	(1,494)	(1,305)	(1,191)

Interest expense	$22,958	$23,457	$21,316	$21,526	$21,589

COVERAGE RATIOS (1)

SEPTEMBER 30, 2011

(In thousands, except ratio amounts)

	Three Months Ended
	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10
Interest coverage ratio
Adjusted EBITDA	$73,575	$69,575	$66,595	$67,910	$59,932
Interest expense:
Interest expense	22,958	23,457	21,316	21,526	21,589
Interest expense - unconsolidated partnerships	638	614	645	234	557
Amortization of deferred interest costs	(1,754)	(1,760)	(1,765)	(1,771)	(1,776)
Amortization of deferred loan costs	(1,125)	(1,153)	(1,058)	(1,080)	(1,039)
Amortization of debt discounts	(260)	(259)	(141)	(137)	(179)
Amortization of fair - value of debt acquired	428	427	497	522	476

Total interest expense	$20,885	$21,326	$19,494	$19,294	$19,628

Interest coverage ratio	3.5	3.3	3.4	3.5	3.1

Fixed charge coverage ratio
Adjusted EBITDA	$73,575	$69,575	$66,595	$67,910	$59,932
Fixed charges:
Interest expense	22,958	23,457	21,316	21,526	21,589
Interest expense - unconsolidated partnerships	638	614	645	234	557
Amortization of deferred interest costs	(1,754)	(1,760)	(1,765)	(1,771)	(1,776)
Amortization of deferred loan costs	(1,125)	(1,153)	(1,058)	(1,080)	(1,039)
Amortization of debt discounts	(260)	(259)	(141)	(137)	(179)
Amortization of fair - value of debt acquired	428	427	497	522	476
Principal payments	1,758	1,771	1,825	1,912	1,868
Preferred dividends	3,901	4,241	4,241	4,241	4,241

Total fixed charges	$26,544	$27,338	$25,560	$25,447	$25,737

Fixed charge coverage ratio	2.8	2.5	2.6	2.7	2.3

(1)	For a discussion of coverage ratios, see page 32.

.

DEBT SUMMARY

SEPTEMBER 30, 2011

(Dollars in thousands)

Consolidated Debt:	Stated Rate	Effective Rate	Principal Balance	Unamortized Premium / (Discount)	Carrying Value	Maturity Date
Fixed Rate Mortgages:
Center for Life Science | Boston	7.75%	7.75%	$343,031	$—	$343,031	06/14
500 Kendall Street (Kendall D)	6.38%	5.45%	62,765	2,970	65,735	12/18
6828 Nancy Ridge Drive	7.15%	5.38%	6,402	115	6,517	09/12
Shady Grove Road	5.97%	5.97%	147,000	—	147,000	09/16
Sidney Street	7.23%	5.11%	26,655	410	27,065	06/12
Sorrento West (1)	7.42%	2.72%	13,043	102	13,145	11/11
900 Uniqema Boulevard	8.61%	5.61%	865	48	913	05/15

Total / Weighted Average on Fixed Rate Mortgages	7.13%	6.82%	599,761	3,645	603,406

Fixed Rate Debt:
Unsecured Exchangeable Senior Notes Due 2026 (2)	4.50%	6.45%	19,800	—	19,800	10/26
Unsecured Exchangeable Senior Notes Due 2030	3.75%	3.75%	180,000	—	180,000	01/30

Subtotal / Weighted Average on Unsecured Exchangeable Senior Notes	3.82%	4.02%	199,800	—	199,800

Unsecured Senior Notes Due 2016	3.85%	3.99%	400,000	(2,307)	397,693	04/16
Unsecured Senior Notes Due 2020	6.13%	6.27%	250,000	(2,281)	247,719	04/20

Subtotal / Weighted Average on Unsecured Senior Notes	4.73%	4.87%	650,000	(4,588)	645,412

Total / Weighted Average on Fixed Rate Debt	5.60%	5.56%	1,449,561	(943)	1,448,618

Variable Rate Debt:
Unsecured Line of Credit	1.78%	1.78%	216,100	—	216,100	07/15

Total / Weighted Average on Variable Rate Debt	1.78%	1.78%	216,100	—	216,100

Total / Weighted Average on Unsecured Debt	3.96%	4.08%	1,065,900	(4,588)	1,061,312
Total / Weighted Average on Consolidated Debt	5.10%	5.07%	$1,665,661	$(943)	$1,664,718

Share of Unconsolidated Partnership Debt:
PREI Secured Loan (20%) (variable)	3.73%	3.73%	$39,855	$—	$39,855	02/12
PREI Secured Construction Loan (20%) (variable)	3.23%	3.23%	27,795	—	27,795	08/13

Total / Weighted Average on Share of Unconsolidated Partnership Debt	3.52%	3.52%	67,650	—	67,650
Total / Weighted Average on Consolidated and Share of Unconsolidated Partnership Debt	5.04%	5.01%	$1,733,311	$(943)	$1,732,368

(1)	Subsequent to quarter end, the Sorrento West note was voluntarily prepaid in full prior to its scheduled maturity.
(2)	Subsequent to quarter end, the company repurchased and redeemed the remaining balance of the unsecured exchangeable senior notes due 2026 (the “2026 Notes”).

DEBT MATURITIES

SEPTEMBER 30, 2011

(In thousands)

Weighted average debt maturity is 6.3 years for consolidated debt.
	2011	2012	2013	2014	2015	Thereafter	Total
Consolidated debt:
Fixed rate debt:
Fixed rate mortgages	$15,184	$40,478	$8,291	$339,020	$6,253	$190,535	$599,761
Unsecured exchangeable senior notes due 2026 (1)	19,800	—	—	—	—	—	19,800
Unsecured exchangeable senior notes due 2030 (2)	—	—	—	—	—	180,000	180,000
Unsecured senior notes due 2016	—	—	—	—	—	400,000	400,000
Unsecured senior notes due 2020	—	—	—	—	—	250,000	250,000

Total fixed rate debt	34,984	40,478	8,291	339,020	6,253	1,020,535	1,449,561

Variable rate debt:
Unsecured line of credit	—	—	—	—	216,100	—	216,100

Total variable rate debt	—	—	—	—	216,100	—	216,100

Total consolidated debt	$34,984	$40,478	$8,291	$339,020	$222,353	$1,020,535	$1,665,661

Share of unconsolidated partnership debt:
PREI secured loan (20%) (variable)	$—	$39,855	$—	$—	$—	$—	$39,855
PREI secured construction loan (20%) (variable)	—	—	27,795	—	—	—	27,795

Share of total unconsolidated partnership debt	$—	$39,855	$27,795	$—	$—	$—	$67,650

Total consolidated and share of unconsolidated partnership debt	$34,984	$80,333	$36,086	$339,020	$222,353	$1,020,535	$1,733,311

(1)	Subsequent to quarter end, the company repurchased and redeemed the remaining balance of the 2026 Notes.
(2)	The holders of the unsecured exchangeable senior notes due 2030 (the “2030 Notes”) have the right to require the Company to repurchase the 2030 Notes, in whole or in part, for cash on each of January 15, 2015, January 15, 2020 and January 15, 2025, or upon the occurrence of a designated event, in each case for a repurchase price equal to 100% of the principal amount of the 2030 Notes plus accrued and unpaid interest.

COMMON AND PREFERRED STOCK DATA

SEPTEMBER 30, 2011

(Shares in thousands)

SUMMARY OF COMMON SHARES

	Three Months Ended
	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10
Earnings per share
Weighted average common shares outstanding	129,872	129,858	129,772	129,600	112,911
Weighted average OP and LTIP units outstanding	2,980	2,983	2,993	3,001	3,001

Diluted common shares - EPS	132,852	132,841	132,765	132,601	115,912

Funds from operations
Weighted average common shares outstanding	129,872	129,858	129,772	129,600	112,911
Weighted average OP and LTIP units outstanding	2,980	2,983	2,993	3,001	3,001
Dilutive effect of restricted stock	1,390	1,395	1,488	1,305	1,228
Dilutive effect of exchangeable senior notes due 2030	10,018	10,018	9,914	9,914	9,914

Diluted common shares - FFO	144,260	144,254	144,167	143,820	127,054

Closing common shares, OP and LTIP units outstanding	134,245	134,240	134,229	134,048	133,832
Preferred shares outstanding	7,920	9,200	9,200	9,200	9,200
High price	$21.03	$20.86	$19.19	$19.50	$19.25
Low price	$14.94	$18.14	$16.72	$16.64	$14.79
Average closing price	$18.16	$19.31	$17.92	$18.21	$17.52
Closing price	$16.57	$19.24	$19.02	$18.65	$17.92
Dividends per share - annualized	$0.80	$0.80	$0.80	$0.68	$0.68
Closing dividend yield - annualized	4.8%	4.2%	4.2%	3.6%	3.8%

DIVIDENDS PER SHARE
	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10
Common Stock - BMR
Amount	$0.20	$0.20	$0.20	$0.17	$0.17
Declared	September 15, 2011	June 15, 2011	March 14, 2011	December 15, 2010	September 15, 2010
Record	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010
Paid	October 17, 2011	July 15, 2011	April 15, 2011	January 17, 2011	October 15, 2010

Preferred Stock - BMR PrA
Amount	$0.46094	$0.46094	$0.46094	$0.46094	$0.46094
Declared	September 15, 2011	June 15, 2011	March 14, 2011	December 15, 2010	September 15, 2010
Record	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010
Paid	October 17, 2011	July 15, 2011	April 15, 2011	January 17, 2011	October 15, 2010

MARKET SUMMARY

SEPTEMBER 30, 2011

		Current (1)			Expiration (2)
Market	Leased Square Feet	Annualized Base Rent	Percent of Annualized Base Rent	Annualized Base Rent per Leased Sq Ft	Annualized Base Rent	Percent of Annualized Base Rent	Annualized Base Rent per Leased Sq Ft
		(In thousands)			(In thousands)
Boston	2,326,484	$129,294	34.4%	$55.57	$137,080	31.3%	$58.92
San Francisco	1,956,529	60,868	16.2%	31.11	76,092	17.4%	38.89
Maryland	1,512,126	56,865	15.1%	37.61	69,635	15.9%	46.05
San Diego	1,725,726	55,241	14.7%	32.01	68,707	15.7%	39.81
New York / New Jersey	1,218,482	40,495	10.8%	33.23	50,315	11.5%	41.29
Pennsylvania	642,380	14,621	3.9%	22.76	15,810	3.6%	24.61
Seattle	161,079	7,527	2.0%	46.73	8,373	1.9%	51.98
University Related - Other	359,890	10,630	2.9%	29.54	11,504	2.7%	31.97

Total portfolio / weighted average	9,902,696	$375,541	100.0%	$37.92	$437,516	100.0%	$44.18

	Percent Leased
Market	Stabilized (3)	Lease Up (3)	Current Operating Portfolio	Long-Term Lease Up (4)	Total Operating Portfolio	Redevelopment (5)	Unconsolidated Partnership Portfolio (6)
Boston	98.7%	23.0%	93.9%	—	93.9%	—	49.8%
San Francisco	100.0%	63.8%	85.2%	43.0%	65.5%	—	—
Maryland	100.0%	—	100.0%	—	100.0%	53.1%	—
San Diego	100.0%	49.5%	91.4%	—	91.4%	—	100.0%
New York / New Jersey	100.0%	78.9%	85.0%	—	85.0%	100.0%	—
Pennsylvania	100.0%	65.4%	88.5%	—	88.5%	—	—
Seattle	100.0%	37.6%	41.1%	—	41.1%	—	—
University Related - Other	100.0%	82.0%	97.6%	—	97.6%	—	—

Total portfolio (7)	99.7%	62.0%	89.3%	43.0%	83.1%	74.1%	53.7%

Total portfolio weighted average leased % (8)	99.3%	53.5%	90.8%	42.9%	86.9%	55.5%	53.7%

(1)	Current annualized base rent is the monthly contractual rent as of the current quarter ended, or if rent has not yet commenced, the first monthly rent payment due at each rent commencement date, multiplied by 12 months.
(2)	Annualized base rent at expiration is the monthly contractual rent as of date of expiration of the applicable lease (not including any extension options(s)), multiplied by 12 months.
(3)	See pages 21-22 for detail of consolidated portfolio and page 33 for definitions of terms.
(4)	Includes Pacific Research Center properties comprising Pacific Industrial Center, Pacific Research Center North and Pacific Research Center South.
(5)	See page 23 for detail of the consolidated portfolio and page 33 for definitions of terms.
(6)	See page 24 for detail of the unconsolidated partnership portfolio.
(7)	Calculated based on leased square feet divided by total square feet.
(8)	Calculated based on gross book value for each asset multiplied by the percentage leased.

PROPERTY LISTING - CONSOLIDATED PORTFOLIO

SEPTEMBER 30, 2011

	Property	Acquisition Date	Property Status (1)	Buildings	Rentable Square Feet	Percent of Rentable Sq Ft	Leased Square Feet	Percent Leased
								9/30/11	6/30/11
	Boston
1	Albany Street	May 31, 2005	Stabilized	2	75,003	0.7%	75,003	100.0%	100.0%
2	Center for Life Science | Boston	November 17, 2006	Stabilized	1	704,159	6.8%	689,534	97.9%	97.9%
3	Charles Street	April 7, 2006	Stabilized	1	47,912	0.4%	47,912	100.0%	100.0%
4	Coolidge Avenue	April 5, 2005	Lease Up	1	37,400	0.3%	12,972	34.7%	34.7%
5	21 Erie Street	May 31, 2005	Stabilized	1	48,627	0.4%	48,627	100.0%	100.0%
6	40 Erie Street	May 31, 2005	Stabilized	1	100,854	0.9%	100,854	100.0%	100.0%
7	47 Erie Street Parking Structure	May 31, 2005	Stabilized	1	447 Stalls	n/a	447 Stalls	n/a	n/a
8	Fresh Pond Research Park	April 5, 2005	Lease Up	6	90,702	0.8%	16,453	18.1%	21.4%
9	500 Kendall Street (Kendall D)	May 31, 2005	Stabilized	1	349,325	3.1%	344,097	98.5%	98.5%
10	675 W. Kendall Street (Kendall A)	May 31, 2005	Stabilized	1	302,919	2.7%	298,871	98.7%	98.7%
11	Sidney Street	May 31, 2005	Stabilized	1	191,904	1.7%	191,904	100.0%	100.0%
12	Vassar Street	May 31, 2005	Stabilized	1	60,845	0.5%	60,845	100.0%	46.0%

	Total Boston			18	2,009,650	18.3%	1,887,072	93.9%	92.4%

	San Francisco
13	Ardentech Court	November 18, 2004	Stabilized	1	55,588	0.5%	55,588	100.0%	100.0%
14	Ardenwood Venture (2)	June 14, 2006	Lease Up	1	72,500	0.6%	40,031	55.2%	38.1%
15	Bayshore Boulevard	August 17, 2004	Stabilized	3	183,344	1.6%	183,344	100.0%	100.0%
16	Bridgeview Technology Park I	September 10, 2004	Lease Up	2	201,567	1.8%	176,616	87.6%	87.6%
17	Bridgeview Technology Park II	March 16, 2005	Lease Up	1	50,400	0.4%	28,714	57.0%	57.0%
18	Dumbarton Circle	May 27, 2005	Stabilized	3	44,000	0.4%	44,000	100.0%	100.0%
19	Forbes Boulevard	September 5, 2007	Lease Up	1	240,000	2.1%	121,008	50.4%	50.4%
20	Gateway Business Park	October 26, 2010	Stabilized	7	284,013	2.5%	284,013	100.0%	100.0%
21	Industrial Road	August 17, 2004	Stabilized	1	171,344	1.5%	171,344	100.0%	83.8%
22	Kaiser Drive	August 25, 2005	Lease Up	1	87,953	0.8%	49,915	56.8%	56.8%
23	Pacific Industrial Center	July 11, 2006	Lease Up	1	305,026	2.7%	—	—	—
24	Pacific Research Center North	July 11, 2006	Lease Up	6	661,245	5.9%	333,526	50.4%	50.5%
25	Pacific Research Center South	July 11, 2006	Lease Up	3	423,246	3.7%	263,543	62.3%	62.3%
26	Science Center at Oyster Point	October 26, 2010	Stabilized	2	204,887	1.8%	204,887	100.0%	100.0%

	Total San Francisco			33	2,985,113	26.3%	1,956,529	65.5%	64.2%

	Maryland
27	Beckley Street	December 17, 2004	Stabilized	1	77,225	0.7%	77,225	100.0%	100.0%
28	9911 Belward Campus Drive	May 24, 2006	Stabilized	1	289,912	2.6%	289,912	100.0%	100.0%
29	9920 Belward Campus Drive	May 8, 2007	Stabilized	1	51,181	0.5%	51,181	100.0%	100.0%
30	9704 Medical Center Drive	May 3, 2010	Stabilized	1	122,600	1.1%	122,600	100.0%	100.0%
31	9708-9714 Medical Center Drive	May 3, 2010	Redevelopment	3	92,574	0.8%	—	—	—
32	1701 / 1711 Research Blvd	May 9, 2011	Redevelopment	1	104,743	0.9%	104,743	100.0%	100.0%
33	Shady Grove Road	May 24, 2006	Stabilized	4	635,058	5.6%	635,058	100.0%	100.0%
34	Tributary Street	December 17, 2004	Stabilized	1	91,592	0.8%	91,592	100.0%	100.0%
35	50 West Watkins Mill Road	May 7, 2010	Stabilized	1	57,410	0.5%	57,410	100.0%	100.0%
36	55 / 65 West Watkins Mill Road	February 23, 2010	Stabilized	2	82,405	0.7%	82,405	100.0%	100.0%

	Total Maryland			16	1,604,700	14.2%	1,512,126	94.2%	94.2%

	San Diego
37	Balboa Avenue	August 13, 2004	Stabilized	1	35,344	0.3%	35,344	100.0%	100.0%
38	Bernardo Center Drive	August 13, 2004	Stabilized	1	61,286	0.5%	61,286	100.0%	100.0%
39	4570 Executive Drive	September 17, 2010	Stabilized	1	125,219	1.1%	125,219	100.0%	100.0%
40	4775 / 4785 Executive Drive	July 15, 2010	Lease Up	1	62,896	0.6%	—	—	—
41	Faraday Avenue	September 19, 2005	Stabilized	1	28,704	0.3%	28,704	100.0%	100.0%
42	Gazelle Court	March 30, 2010	Stabilized	1	176,000	1.6%	176,000	100.0%	100.0%
43	3525 John Hopkins Court	December 28, 2010	Stabilized	1	48,306	0.4%	48,306	100.0%	100.0%
44	3545-3575 John Hopkins Court	August 16, 2006	Lease Up	1	72,192	0.6%	28,651	39.7%	39.7%

PROPERTY LISTING - CONSOLIDATED PORTFOLIO

SEPTEMBER 30, 2011

	Property	Acquisition Date	Property Status (1)	Buildings	Rentable Square Feet	Percent of Rentable Sq Ft	Leased Square Feet	Percent Leased
								9/30/11	6/30/11
	San Diego (Continued)
45	6114-6154 Nancy Ridge Drive	May 2, 2007	Stabilized	3	196,557	1.7%	196,557	100.0%	100.0%
46	6828 Nancy Ridge Drive	April 21, 2005	Stabilized	1	42,138	0.4%	42,138	100.0%	100.0%
47	Pacific Center Boulevard	August 24, 2007	Stabilized	2	66,745	0.6%	66,745	100.0%	100.0%
48	Road to the Cure	December 14, 2006	Lease Up	1	67,998	0.6%	43,415	63.8%	87.8%
49	Science Center	October 21, 2004	Lease Up	1	105,364	0.9%	80,570	76.5%	69.7%
50	10240 Science Center Drive	September 23, 2010	Stabilized	1	49,347	0.4%	49,347	100.0%	100.0%
51	10255 Science Center Drive	September 24, 2004	Stabilized	1	53,740	0.5%	53,740	100.0%	100.0%
52	Sorrento Plaza	December 18, 2010	Stabilized	2	31,184	0.3%	31,184	100.0%	100.0%
53	Sorrento Valley Boulevard	December 7, 2006	Stabilized	1	54,924	0.5%	54,924	100.0%	100.0%
54	11388 Sorrento Valley Road	September 10, 2010	Stabilized	1	35,940	0.3%	35,940	100.0%	100.0%
55	Sorrento West	October 15, 2010	Stabilized	8	163,799	1.4%	163,798	100.0%	98.3%
56	Torreyana Road	March 22, 2007	Stabilized	1	81,204	0.7%	81,204	100.0%	100.0%
57	9865 Towne Centre Drive	August 12, 2004	Stabilized	2	94,866	0.8%	94,866	100.0%	100.0%
58	9885 Towne Centre Drive	August 12, 2004	Stabilized	2	104,870	0.9%	104,870	100.0%	100.0%
59	Waples Street	March 1, 2005	Stabilized	1	50,055	0.4%	50,055	100.0%	100.0%

	Total San Diego			36	1,808,678	15.8%	1,652,863	91.4%	91.7%

	New York / New Jersey
60	Ardsley Park	June 23, 2011	Redevelopment	5	160,500	1.4%	160,500	100.0%	100.0%
61	Graphics Drive	March 17, 2005	Lease Up	1	72,300	0.6%	46,386	64.2%	90.0%
62	Landmark at Eastview	August 12, 2004	Lease Up	5	762,292	6.7%	651,076	85.4%	85.2%
63	Landmark at Eastview II	August 12, 2004	Stabilized	3	360,520	3.2%	360,520	100.0%	100.0%
64	One Research Way	May 31, 2006	Lease Up	1	49,421	0.4%	—	—	—

	Total New York / New Jersey			15	1,405,033	12.3%	1,218,482	86.7%	87.9%

	Pennsylvania
65	Eisenhower Road	August 13, 2004	Stabilized	1	27,750	0.2%	27,750	100.0%	100.0%
66	George Patterson Boulevard	October 28, 2005	Stabilized	1	71,500	0.6%	71,500	100.0%	100.0%
67	King of Prussia	August 11, 2004	Stabilized	5	374,387	3.3%	374,387	100.0%	100.0%
68	Phoenixville Pike	May 5, 2005	Lease Up	1	104,400	0.9%	90,518	86.7%	95.7%
69	Spring Mill Drive	July 20, 2006	Lease Up	1	76,561	0.7%	66,932	87.4%	87.4%
70	900 Uniqema Boulevard	January 13, 2006	Stabilized	1	11,293	0.1%	11,293	100.0%	100.0%
71	1000 Uniqema Boulevard	September 30, 2005	Lease Up	1	59,821	0.5%	—	—	—

	Total Pennsylvania			11	725,712	6.3%	642,380	88.5%	89.8%

	Seattle
72	Elliott Avenue	August 24, 2004	Lease Up	1	154,341	1.4%	—	—	—
73	500 Fairview Avenue	January 28, 2008	Stabilized	1	22,213	0.2%	22,213	100.0%	100.0%
74	530 Fairview Avenue	January 12, 2006	Lease Up	1	96,188	0.9%	77,130	80.2%	84.9%
75	Monte Villa Parkway	August 17, 2004	Lease Up	1	51,000	0.5%	19,108	37.5%	100.0%
76	217th Place	November 21, 2006	Lease Up	1	67,799	0.6%	42,628	62.9%	62.9%

	Total Seattle			5	391,541	3.6%	161,079	41.1%	50.4%

	University Related - Other
77	Paramount Parkway	July 20, 2010	Stabilized	1	61,603	0.5%	61,603	100.0%	100.0%
78	Patriot Drive	December 17, 2010	Lease Up	1	48,394	0.4%	39,691	82.0%	82.0%
79	Trade Centre Avenue	August 9, 2006	Stabilized	2	78,023	0.7%	78,023	100.0%	100.0%
80	Walnut Street	July 7, 2006	Stabilized	4	149,984	1.3%	149,984	100.0%	100.0%
81	Weston Parkway	December 17, 2010	Stabilized	1	30,589	0.3%	30,589	100.0%	100.0%

	Total University Related - Other			9	368,593	3.2%	359,890	97.6%	97.6%

	Total / weighted average			143	11,299,020	100.0%	9,390,421	83.1%	83.1%

(1)	For a definition of Property Status, see page 33.
(2)	The Company owns 87.5% of the limited liability company that owns the Ardenwood Venture property.

REDEVELOPMENT AND DEVELOPMENT

SEPTEMBER 30, 2011

(Dollars in thousands)

Property	Market	Rentable Square Feet	Percent Leased	Percent In Service	Investment to Date (1)	Estimated Total Investment (2)	Estimated In-Service Date (3)
REDEVELOPMENT:
9708-9714 Medical Center Drive	Maryland	92,574	—	—	$20,700	$29,100	Q1 2013
Ardsley Park	New York /New Jersey	160,500	100.0%	13.9%	19,100	36,000	Q2 2012
1701 / 1711 Research Blvd	Maryland	104,743	100.0%	—	13,200	28,200	Q2 2013

Total / weighted average		357,817	74.1%	6.2%	$53,000	$93,300

DEVELOPMENT POTENTIAL:
Market		Estimated Developable Square Feet
Boston		103,000
San Francisco		1,606,000
Maryland		674,000
San Diego		103,000
New York / New Jersey		964,000
Pennsylvania		103,000
Seattle		114,000

Total		3,667,000

(1)	Consists of amounts paid through period end and excludes any amounts accrued.
(2)	Excludes costs associated with speculative leasing.
(3)	Management’s estimate of the time in which construction is substantially completed. A project is considered substantially complete and held available for occupancy upon the completion of tenant improvements, but no later than one year from cessation of major construction activity.

PROPERTY LISTING - UNCONSOLIDATED PARTNERSHIPS

SEPTEMBER 30, 2011

(Dollars in thousands)

	Property	Acquisition Date	Property Status (1)	Buildings	Rentable Square Feet	Leased Square Feet	Percent Leased		Market

							9/30/11	6/30/11
	McKellar Court
1	McKellar Court	September 30, 2004	Stabilized	1	72,863	72,863	100.0%	100.0%	San Diego
	PREI
2	320 Bent Street	April 4, 2007	Lease Up	1	184,405	145,304	78.8%	78.8%	Boston
3	301 Binney Street	April 4, 2007	Lease Up	1	417,290	294,108	70.5%	70.5%	Boston
4	301 Binney Garage	April 4, 2007	Stabilized	1	503 Stalls	n/a	n/a	n/a	Boston
5	650 E. Kendall Street (Kendall B)	April 4, 2007	Lease Up	1	280,000	—	—	—	Boston
6	350 E. Kendall Street Garage (Kendall F)	April 4, 2007	Stabilized	1	1,409 Stalls	n/a	n/a	n/a	Boston
7	Kendall Crossing Apartments	April 4, 2007	Stabilized	1	37 Apts.	n/a	n/a	n/a	Boston

	McKellar Court (2)	PREI	Total
Total assets	$14,496	$635,365	$649,861
Total debt (3)	10,280	338,250	348,530
Current annualized base rent	1,882	26,191	28,073

BioMed’s net investment in unconsolidated partnerships	$12,399	$54,984	$67,383
BioMed’s pro rata share of debt	—	67,650	67,650
BioMed ownership percentage	22%	20%	20%

(1)	For a definition of Property Status, see page 33.
(2)	The Company owns a general partnership interest in the limited partnership that owns this property, which entitles it to 75% of the gains upon a sale of the property and 22% of the operating cash flows.
(3)	McKellar Court’s debt is payable to BioMed Realty, L.P. and is included in investments in unconsolidated partnerships on the Company’s consolidated balance sheet.

LEASE EXPIRATIONS

SEPTEMBER 30, 2011

The weighted average remaining lease terms are 8.2 years for the consolidated portfolio and 8.1 years for the total portfolio

			Current (1)			Expiration (2)
Expiration	Leased Square Feet	Percent of Leased Square Feet	Annualized Base Rent	Percent of Annualized Base Rent	Annualized Base Rent per Leased Square Feet	Annualized Base Rent	Percent of Annualized Base Rent	Annualized Base Rent per Leased Square Feet
			(In thousands)			(In thousands)
Month-to-month	37,261	0.4%	$1,036	0.3%	$27.80	$1,038	0.2%	$27.86
Fourth quarter 2011	4,819	—	127	—	26.35	127	—	26.35

2011	4,819	—	127	—	26.35	127	—	26.35
2012	488,526	4.9%	21,573	5.7%	44.16	22,186	5.1%	45.41
2013	635,641	6.4%	15,205	4.0%	23.92	16,724	3.8%	26.31
2014	731,511	7.4%	20,001	5.3%	27.34	21,119	4.8%	28.87
2015	370,242	3.7%	12,010	3.2%	32.44	12,930	3.0%	34.92
2016	1,375,486	13.9%	53,438	14.2%	38.85	57,889	13.2%	42.09
2017	189,408	1.9%	5,698	1.5%	30.08	6,522	1.5%	34.43
2018	1,164,197	11.8%	51,814	13.8%	44.51	57,936	13.2%	49.76
2019	290,589	2.9%	8,848	2.4%	30.45	10,882	2.5%	37.45
2020	400,771	4.0%	16,145	4.3%	40.28	14,522	3.3%	36.24
Thereafter	4,214,245	42.7%	169,646	45.3%	40.26	215,641	49.4%	51.17

Total / weighted average	9,902,696	100.0%	$375,541	100.0%	$37.92	$437,516	100.0%	$44.18

(1)	Current annualized base rent is the monthly contractual rent as of the current quarter ended, or if rent has not yet commenced, the first monthly rent payment due at each rent commencement date, multiplied by 12 months.
(2)	Annualized base rent at expiration is the monthly contractual rent as of the date of expiration of the applicable lease (not including any extension option(s)), multiplied by 12 months.

EXPIRATIONS BY MARKET

SEPTEMBER 30, 2011

	Leased Square Feet
Expiration	Boston	San Francisco	Maryland	San Diego	NY/NJ	Pennsylvania	Seattle	University/Other	Total
Month-to-month	—	—	—	21,311	15,950	—	—	—	37,261
2011	—	—	—	4,819	—	—	—	—	4,819
2012	1,097	144,161	—	252,132	55,546	13,377	22,213	—	488,526
2013	12,972	194,554	—	230,286	136,609	48,326	3,962	8,932	635,641
2014	28,019	67,509	100,310	78,015	—	407,961	19,108	30,589	731,511
2015	28,061	80,736	—	210,200	—	34,753	—	16,492	370,242
2016	650,796	307,069	—	19,890	40,687	31,166	36,268	289,610	1,375,486
2017	53,392	27,239	51,181	30,776	26,820	—	—	—	189,408
2018	807,347	121,590	—	178,365	—	—	42,628	14,267	1,164,197
2019	23,115	61,757	168,817	—	—	—	36,900	—	290,589
2020	111,144	49,915	122,600	72,863	44,249	—	—	—	400,771
Thereafter	610,541	901,999	1,069,218	627,069	898,621	106,797	—	—	4,214,245

Total	2,326,484	1,956,529	1,512,126	1,725,726	1,218,482	642,380	161,079	359,890	9,902,696

10 LARGEST TENANTS

SEPTEMBER 30, 2011

BioMed’s properties were leased to 165 tenants.

	Tenant	Leased Square Feet	Percent of Leased Sq Ft	Annualized Base Rent Current (1)	Annualized Base Rent per Leased Sq Ft Current	Percent of Annualized Base Rent Current Total Portfolio	Lease Expiration
				(In thousands)
1	Human Genome Sciences, Inc.	924,970	9.3%	$43,611	$47.15	11.6%	June 2026
2	Vertex Pharmaceuticals Incorporated (2)	685,286	6.9%	33,588	49.01	8.9%	Multiple
3	Elan Pharmaceuticals, Inc. (3)	419,628	4.2%	26,452	63.04	7.0%	Multiple
4	Beth Israel Deaconess Medical Center, Inc.	362,364	3.7%	25,543	70.49	6.8%	July 2023
5	Regeneron Pharmaceuticals, Inc.	552,612	5.6%	23,236	42.05	6.2%	July 2024
6	Sanofi (4)	418,003	4.2%	19,469	46.58	5.2%	Multiple
7	Merck & Co., Inc. (5)	214,946	2.2%	10,386	48.32	2.8%	Multiple
8	Ironwood Pharmaceuticals, Inc. (6)	193,986	2.0%	10,066	51.89	2.7%	February 2016
9	Children’s Hospital Corporation	150,215	1.5%	9,303	61.93	2.5%	May 2023
10	Janssen Biotech, Inc. (Johnson & Johnson)	374,387	3.8%	8,743	23.35	2.3%	April 2014

	Total / weighted average (7)	4,296,397	43.4%	$210,397	$48.97	56.0%

(1)	Based on current annualized base rent. Current annualized base rent is the monthly contractual rent as of the current quarter ended, or if rent has not yet commenced, the first monthly rent payment due at each rent commencement date, multiplied by 12 months.
(2)	81,204 square feet expire October 2013, 292,758 square feet expire January 2016, 20,608 square feet expire May 2017, and 290,716 square feet expire May 2018.
(3)	5,198 square feet expire January 2012, 154,445 square feet expire January 2013, 55,098 square feet expire January 2015, 115,888 square feet expire April 2024, and 88,999 square feet expire February 2025.
(4)	343,000 square feet expire August 2018 and 75,003 square feet expire October 2018.
(5)	The Company owns 20% of the limited liability company that owns 320 Bent, a property at which this tenant leases 145,304 square feet. This tenant also guarantees rent on 39,053 square feet leased at Landmark at Eastview and 30,589 square feet leased at Weston Parkway. 39,053 square feet expire July 2012, 30,589 square feet expire January 2014 and 145,304 square feet expire September 2016.
(6)	The Company owns 20% of the limited liability company that owns 301 Binney, at which this tenant leases 193,986 square feet.
(7)	Without regard to any early lease terminations and/or renewal options.

SAME PROPERTY ANALYSIS

SEPTEMBER 30, 2011

(Dollars in thousands)

	Three Months Ended
	9/30/11	9/30/10	Percent Change
Total Same Property Portfolio (1)
Number of properties	71	71
Rentable square feet	10,293,584	10,285,259
Percent of total portfolio	84.0%	92.1%
Percent leased	81.5%	78.1%
Revenues:
Rental	$77,081	$77,470	(0.5%)
Tenant recoveries	27,827	26,683	4.3%

Total revenues	104,908	104,153	0.7%

Expenses:
Rental operations	23,755	21,621	9.9%
Real estate taxes	10,591	10,483	1.0%

Total expenses	34,346	32,104	7.0%

Same property net operating income (2)	$70,562	$72,049	(2.1%)

Less straight line rents, fair - value lease revenue, lease incentive revenue, and bad debt expense	(2,061)	(7,225)	(71.5%)

Same property net operating income - cash basis (2) (3)	$68,501	$64,824	5.7%

Rental revenue - cash basis (3)	$73,607	$70,228	4.8%

(1)	The same property portfolio includes properties in the total portfolio that were stabilized or in lease up throughout the full quarter in both the current year and the prior year.
(2)	For a definition and discussion of net operating income, see page 32. For a quantitative reconciliation of net operating income to net income in accordance with GAAP, see page 14.
(3)	Represents rents on a “cash-on-cash” basis.

ACQUISITIONS

SEPTEMBER 30, 2011

Acquisitions detail for 2011:

Property	Market	Closing Date	Rentable Square Feet (1)	Investment	Percent Leased at Acquisition
				(In thousands)
First Quarter 2011
None
Second Quarter 2011
1701 / 1711 Research Blvd (2)	Maryland	May 9, 2011	104,743	$17,500	100.0%
450 Kendall Street (Kendall G) (3)	Boston	May 31, 2011	—	5,030	n/a
Ardsley Park (4)	New York /New Jersey	June 23, 2011	160,500	18,000	100.0%

Second quarter total			265,243	$40,530	100.0%

Third Quarter 2011
None
Total 2011 acquisitions			265,243	$40,530	100.0%

(1)	Rentable square feet at the time of acquisition.
(2)	1701 / 1711 Research Boulevard consists of a single building comprising 104,743 square feet of laboratory and office space and approximately 145,000 square feet of development potential.
(3)	Includes approximately 33,500 square feet of development potential. The company anticipates paying $2.9 million for an additional 19,470 square feet of development potential, bringing the company’s investment to approximately $8.0 million for approximately 53,000 square feet of development potential.
(4)	The Ardsley Park acquisition is comprised of 160,500 square feet of laboratory and office space and approximately 500,000 square feet of future redevelopment and development potential. Concurrent with the acquisition, the company announced the signing of a new 15 year lease with Acorda Therapeutics, Inc. for approximately 138,200 square feet of laboratory and office space. Pursuant to the lease agreement, the company will proceed on an extensive renovation of the property over the next twelve months, bringing the estimated total investment in the property upon lease commencement to approximately $36.0 million.

LEASING ACTIVITY (1)

SEPTEMBER 30, 2011

	Leased Square Feet	Current Annualized Base Rent per Leased Sq Ft
Leased Square Feet as of June 30, 2011	9,921,880
Dispositions	(21,500)	$29.33
Expirations	(234,232)	25.61
Terminations	(50,466)	39.93
Renewals, amendments, and extensions	94,506	23.38
New leases - 1st generation (2)	107,504	24.93
New leases - 2nd generation (2)	85,004	29.61

Leased Square Feet as of September 30, 2011	9,902,696

Pre-leased Square Feet as of June 30, 2011	43,292
Pre-leased new leases - 2nd generation (2)	39,954	24.50

Pre-leased Square Feet as of September 30, 2011	83,246

Gross Leasing Activity - Third Quarter 2011	326,968	$25.65

Net Absorption	2,316

(1)	Leasing activity for leases signed during the periods presented, which may be different than the period of actual occupancy.
(2)	For definitions of first and second generation leases, see page 33.

TENANT IMPROVEMENTS AND LEASING COMMISSIONS

SEPTEMBER 30, 2011

	Three Months Ended
	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10
Renewals, Amendments, and Extensions (1)
Number of renewals	8	8	12	5	4
Square feet	94,506	102,413	230,780	167,310	141,310
Tenant improvement costs per square foot (2)	$0.79	$2.42	$1.05	$3.07	$—
Leasing commission costs per square foot (2)	6.85	5.52	1.73	5.06	6.36

Total tenant improvement and leasing commission costs psf	$7.64	$7.94	$2.78	$8.13	$6.36

New Leases - 1st Generation (3)
Number of leases	2	5	3	4	—
Square feet	107,504	445,965	81,919	123,478	—
Tenant improvement costs per square foot (2)	$139.53	$74.68	$43.13	$105.48	$—
Leasing commission costs per square foot (2)	0.52	13.96	13.46	14.21	—

Total tenant improvement and leasing commission costs psf	$140.05	$88.64	$56.59	$119.69	$—

New Leases - 2nd Generation (3)
Number of leases	9	7	12	4	10
Square feet	124,958	54,141	150,547	38,398	90,351
Tenant improvement costs per square foot (2)	$33.92	$4.02	$13.00	$34.06	$43.06
Leasing commission costs per square foot (2)	8.37	6.73	5.97	9.31	6.76

Total tenant improvement and leasing commission costs psf	$42.30	$10.75	$18.97	$43.38	$49.82

Total
Number of renewals/leases	19	20	27	13	14
Square feet	326,968	602,519	463,246	329,186	231,661
Tenant improvement costs per square foot (2)	$59.07	$56.05	$12.37	$45.10	$16.79
Leasing commission costs per square foot (2)	5.35	11.88	5.18	8.99	6.52

Total tenant improvement and leasing commission costs psf	$64.42	$67.93	$17.55	$54.09	$23.31

(1)	Does not include retained tenants that have relocated to new space or expanded into new space.
(2)	Assumes all tenant improvements and leasing commissions are paid in the calendar year in which the lease commences, which may be different than the year in which they are actually paid.
(3)	Includes pre-leasing activity and retained tenants that have relocated to new space or expanded into new space within the Company’s portfolio. For definitions of first and second generation leases, see page 33.

NON-GAAP FINANCIAL MEASURE DEFINITIONS

SEPTEMBER 30, 2011

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. Our definition and calculation of non-GAAP financial measures may differ from those of other REITs, and therefore, may not be comparable. The non-GAAP measures should not be considered an alternative to net income as an indicator of our performance and should be considered only a supplement to cash flows from operating, investing or financing activities as a measure of liquidity, computed in accordance with GAAP.

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

We present funds from operations, or FFO, and adjusted funds from operations, or AFFO, available to common shares and partnership and LTIP units because we consider them important supplemental measures of our operating performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO and AFFO when reporting their results.

FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in its March 1995 White Paper (as amended in November 1999 and April 2002). As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures.

We calculate AFFO by adding to FFO: (a) amounts received pursuant to master lease agreements on certain properties, which are not included in rental income for GAAP purposes, (b) non-cash revenues and expenses, (c) recurring capital expenditures and tenant improvements, and (d) leasing commissions.

Our computation of FFO and AFFO may differ from the methodology for calculating FFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO and AFFO do not represent cash flow available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO and AFFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO and AFFO should be considered only as supplements to net income computed in accordance with GAAP as measures of our operations.

Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We calculate adjusted EBITDA by adding to EBITDA: (a) noncontrolling interests in our operating partnership, (b) dividends payable on and cost of redemption of our series A preferred stock and (c) non-cash adjustments for marketable securities. Management uses EBITDA and adjusted EBITDA as indicators of our ability to incur and service debt. In addition, we consider EBITDA and adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDA and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility is limited.

Coverage Ratios

We present interest and fixed charge ratios as supplemental liquidity measures. Management uses these ratios as indicators of our financial flexibility to service current interest expense and debt amortization from current cash net operating income. In addition, we believe that these coverage ratios represent common metrics used by securities analysts, investors and other interested parties to evaluate our ability to service fixed cash payments. However, because these ratios are derived from adjusted EBITDA, their utility is limited by the same factors that limit the usefulness of adjusted EBITDA as a liquidity measure.

Net Operating Income (NOI)

We use net operating income, or NOI, as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. We compute NOI by adding or subtracting certain items from net income, noncontrolling interest in the operating partnership, gains/losses from investment in unconsolidated partnerships, interest expense, interest income, depreciation and amortization, and general and administrative expenses. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions.

DEFINITIONS

SEPTEMBER 30, 2011

Property Status

Stabilized

Represents operating properties that are more than 90% leased

Lease up

Represents operating properties that are less than 90% leased

Redevelopment

Represents properties that we are currently preparing for their intended use, and accordingly are capitalizing interest and other costs as of the end of the quarter

Development

Represents properties that we are currently developing through ground up construction

Development Potential

Represents estimates of the additional rentable square footage that we could put into service if management made the strategic election to pursue additional development

Lease Type

First Generation

Leases on space which, in management’s evaluation, require significant improvements to prepare or condition the premises for its intended purpose or enhance the value of the property. This generally includes capital expenditures for development, redevelopment or repositioning a property.

Second Generation

Leases which are not considered by management to be first generation leases.